                                                                     EXHIBIT 1.2


                          ATLANTIC RICHFIELD COMPANY

                                   5,000,000
                    % EXCHANGEABLE NOTES DUE         , 1997

               (SUBJECT TO EXCHANGE INTO SHARES OF COMMON STOCK,
         PAR VALUE $1.00 PER SHARE, OF LYONDELL PETROCHEMICAL COMPANY)

                                 ------------

                            UNDERWRITING AGREEMENT
                            (INTERNATIONAL VERSION)

                                                                          , 1994

Goldman Sachs International
Merrill Lynch International Limited
Salomon Brothers International Limited
  As representatives of the several Underwriters named in Schedule I hereto,
c/o Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB, England.

Ladies and Gentlemen:

  Atlantic Richfield Company, a Delaware corporation ("ARCO"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 5,000,000 Exchangeable Notes (the "Firm Notes") and, at the election of the Underwriters, up to 750,000 additional Exchangeable Notes (the "Optional
Notes") of   % Exchangeable Notes due         , 1997 of ARCO to be issued under
an Indenture (the "Indenture") dated as of January 1, 1992, between ARCO and The Bank of New York, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of May 1, 1994 between ARCO and the Trustee (collectively, the "Indenture") (the Firm Notes and the Optional Notes which the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Notes"). At maturity (including as a result of acceleration or otherwise), the principal amount of each Note will be mandatorily exchanged by ARCO into a number of shares of Lyondell Common Stock (or, at ARCO's option, cash with an equal value) at the rate specified in the ARCO Prospectus (as defined below).

  It is understood and agreed to by all parties that ARCO and Lyondell Petrochemical Company, a Delaware corporation ("Lyondell"), are concurrently entering into an agreement, a copy of which is attached hereto (the "U.S. Underwriting Agreement"), providing for the offering by ARCO of up to a total of 30,000,000 Exchangeable Notes (the "U.S. Notes") including the overallotment option thereunder through arrangements with certain underwriters in the United States (the "U.S. Underwriters"), for whom Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc are acting as representatives. Anything herein and therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the U.S. Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates"), which provides, among other things, for the transfer of Exchangeable Notes between the two syndicates and for consultation by the Lead Manager hereunder with Goldman, Sachs & Co. prior to exercising the rights of the Underwriters under

Section 9 hereof. Two forms of prospectus are to be used in connection with the offering and sale of Exchangeable Notes contemplated by the foregoing, one relating to the Notes hereunder and the other relating to the U.S. Notes. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 3, 4, 5, 11 and 13 herein, and except as the context may otherwise require, references hereinafter to the Notes shall include all the Exchangeable Notes which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented shall include both of the U.S and the international versions thereof.

  In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Notes" shall be to the Notes hereunder as just defined, to "this Agreement" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise require) and to the representatives of the Underwriters or to Goldman, Sachs & Co. shall be to the addressees of this Agreement and to Goldman Sachs International ("GSI"), and, in general, all such provisions and defined terms shall be applied mutatis mutandis as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement, as opposed to the U.S. Underwriting Agreement.

  In connection with the foregoing and pursuant to the registration rights agreement dated as of the date hereof, between ARCO and Lyondell Petrochemical Company (the "Registration Rights Agreement"), Lyondell Petrochemical Company, a Delaware corporation ("Lyondell"), has filed with the Securities and Exchange Commission (the "Commission") a registration statement with respect to 35,000,000 shares of the common stock of Lyondell, par value $1.00 per share (the "Lyondell Common Stock"), plus an additional 4,921,400 of shares of Lyondell Common Stock to the extent the Underwriters exercise their over-allotment option with respect to the Notes, for sale by ARCO as a selling stockholder (to the extent ARCO shall so elect to deliver Lyondell Common Stock to holders of the Notes at maturity thereof pursuant to the terms of the Notes), which registration statement is referred to in Section 1 of this Agreement.

  1. Lyondell hereby makes with the Underwriters the same representations, warranties and agreements as are set forth in Section 1 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

  2. ARCO hereby makes with the Underwriters the same representations, warranties and agreements as are set forth in Section 2 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

  3. Subject to the terms and conditions herein set forth, (a) ARCO agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from ARCO, at a purchase price per Note of $ . . . . . . the number of Firm Notes set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Notes as provided below, ARCO agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from ARCO, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Notes as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Notes by a fraction, the numerator of which is the maximum number of Optional Notes which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Notes which all of the Underwriters are entitled to purchase hereunder.

  ARCO hereby grants to the Underwriters the right to purchase at their election up to 750,000 Optional Notes, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Notes. Any such election to purchase Optional Notes may be exercised only by written notice from you to ARCO, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Notes to be purchased and the date on which such Optional Notes are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and ARCO otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

  4. Upon the authorization by GSI of the release of the Firm Notes, the several Underwriters propose to offer the Firm Notes for sale upon the terms and conditions set forth in the ARCO Prospectus and in the forms of Agreement Among Underwriters (International Version) and Selling Agreement, which have been previously submitted to ARCO and Lyondell by you. Each Underwriter hereby makes to and with ARCO and Lyondell the representation and agreements of such Underwriter as a member of the selling group contained in Sections 3(d) and 3(e) of the form of Selling Agreement.

  5. Certificates for the Notes (in definitive form, if applicable) to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as GSI may request upon at least seventy-two hours' prior notice to ARCO, shall be delivered by or on behalf of ARCO to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable to the order of ARCO in New York Clearing House funds, all at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. The time and date of such delivery and payment shall be, with respect to the Firm Notes, 10:00 a.m. New York time, on . . . . . . . . .
, 1994, or at such other time and date as you and ARCO may agree upon in writing, and, with respect to the Optional Notes, 7:00 a.m., New York time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Notes, or at such other time and date as you and ARCO may agree upon in writing. Such time and date for delivery of the Firm Notes is herein called the "First Time of Delivery," such time and date for delivery of the Optional Notes, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." Unless the Notes are represented by global securities, such certificates will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

  6. Lyondell hereby makes to the Underwriters the same agreements as are set forth in Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

  7. ARCO hereby makes to the Underwriters the same agreements as are set forth in Section 7 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

  8. ARCO, Lyondell and the Underwriters hereby agree with respect to certain expenses on the same terms as are set forth in Section 8 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

  9. Subject to the provisions of the Agreement between Syndicates, the obligations of the Underwriters hereunder shall be subject, in their discretion, at each Time of Delivery, to the condition that all representations and warranties and other statements of ARCO and Lyondell herein are, at and as of such Time of Delivery, true and correct, the condition that ARCO and Lyondell shall have performed all of their obligations hereunder theretofore to be performed, and additional conditions identical to those set forth in Section 9 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

  10. (a) Lyondell will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in(i) any Lyondell Preliminary Prospectus, the Lyondell Registration Statement or the Lyondell Prospectus, or any amendment or supplement thereto, or (ii) any ARCO Preliminary Prospectus, the ARCO Registration Statement or the ARCO Prospectus, or any amendment or supplement thereto, and made in reliance upon and in conformity with written information furnished to ARCO by Lyondell expressly for use therein, or arise out of or are based upon the omission or alleged omission to state in the documents referred to in clauses (i) and (ii) above a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that Lyondell shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Lyondell Preliminary Prospectus, the Lyondell Registration Statement or the Lyondell Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to ARCO or Lyondell by any Underwriter through you expressly for use therein; and provided, further, that Lyondell shall not be liable to any Underwriter under the indemnity agreement in this subsection
(a) with respect to any Lyondell Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Notes to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Lyondell Prospectus (excluding documents incorporated by reference) or of the Lyondell Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Act if Lyondell has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Lyondell Preliminary Prospectus which was identified in writing at such time to such Underwriter and corrected in the Lyondell Prospectus (excluding documents incorporated by reference) or in the Lyondell Prospectus as then amended or supplemented (excluding documents incorporated by reference). Lyondell has agreed to provide the foregoing indemnity in consideration of receiving the following benefits in respect of the offering of the Notes by ARCO: (1) the Notes provide a method for the orderly disposition of ARCO's investment in Lyondell; (2) the Lyondell Common Stock will have additional liquidity in the market; (3) ARCO has agreed to refrain from certain actions more fully described in the ARCO Prospectus; and
(4) ARCO has agreed to pay Lyondell's defense costs in the event of litigation arising out of the offering of the Notes.

  (b) ARCO will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) any ARCO Preliminary Prospectus, the ARCO Registration Statement or the ARCO Prospectus, or any amendment or supplement thereto, or (ii) any Lyondell Preliminary Prospectus, the Lyondell Registration Statement, or the Lyondell Prospectus, or any amendment or supplement thereto, and made in reliance upon and in conformity with written information furnished to Lyondell by ARCO expressly for use therein, or arise out of or are based upon the omission or alleged omission to state in the documents referred to in clauses (i) and (ii) above a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that ARCO shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any ARCO Preliminary Prospectus, the ARCO Registration Statement or the ARCO Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to ARCO or Lyondell by any Underwriter through you expressly for use therein; and provided, further, that ARCO shall not be liable to any Underwriter under the indemnity agreement in this subsection (b) with respect to any ARCO Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Notes to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the ARCO Prospectus (excluding documents incorporated by reference), as the case may be, or of the ARCO Prospectus as then amended or supplemented (excluding documents incorporated by reference), as the case may be, in any case where such delivery is required by the Act if ARCO has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the ARCO Preliminary Prospectus which was identified in writing at such time to such Underwriter and corrected in the ARCO Prospectus (excluding documents incorporated by reference) or in the ARCO Prospectus as then amended or supplemented (excluding documents incorporated by reference).

  (c) ARCO will have joint and several liability with Lyondell in respect of the indemnification set forth in subsection (a) above; provided, however, that ARCO shall be obligated to make payment to an indemnified party in respect thereof only if such indemnified party shall first have made demand for payment against Lyondell in respect of subsection (a) above and Lyondell shall have failed to pay all or any portion of such demand by such indemnified party within 30 days following such demand. In such case, ARCO will, only to the extent of such non-payment of such demand, be obligated to make payment to such indemnified party pursuant to the indemnification provisions of subsection (a) above. In the event ARCO makes any payment to any indemnified party in respect of the indemnification set forth in this subsection (c), such indemnified party shall assign to ARCO such of its claims against Lyondell pursuant to the indemnification provisions set forth in this subsection (c) or in subsection
(a) above as have been discharged by ARCO pursuant to the provisions of this subsection (c); provided that until the indefeasible payment in full to such indemnified party of all its claims against Lyondell arising pursuant to this subsection (c) or subsection (a) above, ARCO shall have no right by way of subrogation or otherwise as a result of the payment of any sums hereunder. With respect to any claim against Lyondell assigned or transferred by way of subrogation to ARCO pursuant to the provisions of this subsection (c), ARCO shall assume exclusively the character, attributes, properties and rights of the indemnified party whose claim ARCO shall have paid pursuant to this subsection (c) and Lyondell shall be entitled to raise in any action or proceeding brought by ARCO against Lyondell in respect of any such claim assigned or transferred by way of subrogation to ARCO pursuant to the provisions of this subsection (c) only such defenses, whether at law or in equity, which Lyondell would have been entitled to raise against the indemnified party in an action or proceeding brought at such time by the indemnified party against Lyondell pursuant to the provisions of subsection (a) above.

  (d) Each Underwriter will indemnify and hold harmless ARCO and Lyondell against any losses, claims, damages or liabilities to which ARCO or Lyondell may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any ARCO or Lyondell Preliminary Prospectus, the ARCO or Lyondell Registration Statement or the ARCO or Lyondell Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any ARCO or Lyondell Preliminary Prospectus, the ARCO or Lyondell Registration Statement or the ARCO or Lyondell Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to ARCO or Lyondell by such Underwriter through you expressly for use therein; and will reimburse ARCO and Lyondell for any legal or other expenses reasonably incurred by ARCO or Lyondell in connection with investigating or defending any such action or claim as such expenses are incurred.

  (e) Promptly after receipt by an indemnified party under subsection (a),
(b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable out-of-pocket costs of investigation. If the indemnifying party is either ARCO or Lyondell, and you are the indemnified party, ARCO or Lyondell, as the case may be, shall not be liable for the expenses of more than one separate counsel for you (except for expenses of local counsel, if necessary), which counsel shall be approved by you.

  (f) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party (provided, that for purposes only of this subsection (f) Lyondell shall not be deemed to be an indemnifying party and ARCO shall be deemed to be an indemnifying party in lieu of Lyondell under subsection (a) above) shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by ARCO on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of ARCO and Lyondell on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by ARCO on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by ARCO bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, in each case as set forth in the table on the cover page of the ARCO Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by ARCO and Lyondell on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. ARCO and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection

(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

  (g) The obligations of ARCO and Lyondell under this Section 10 shall be in addition to any liability which ARCO or Lyondell may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of ARCO or Lyondell and to each person, if any, who controls ARCO or Lyondell within the meaning of the Act.

  11. (a) If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Notes, then ARCO shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify ARCO that you have so arranged for the purchase of such Notes, or ARCO notifies you that it has so arranged for the purchase of such Notes, you or ARCO shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the ARCO Registration Statement or the ARCO Prospectus, or in any other documents or arrangements, and ARCO agrees to file promptly any amendments to the ARCO Registration Statement or the ARCO Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

  (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and ARCO as provided in subsection (a) above, the aggregate number of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Notes to be purchased at such Time of Delivery, then ARCO shall have the right to require each non-defaulting Underwriter to purchase the number of Notes which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Notes which such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

  (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and ARCO as provided in subsection (a) above, the aggregate number of such Notes which remains unpurchased exceeds one-eleventh of the aggregate number of all the Notes to be purchased at such Time of Delivery, or if ARCO shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of ARCO to sell the Optional Notes) shall thereupon terminate, without liability on the part of any nondefaulting Underwriter or ARCO, except for the expenses to be borne by ARCO and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

  12. The respective indemnities, agreements, representations, warranties and other statements of ARCO, Lyondell and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or ARCO or Lyondell, or any officer or director or controlling person of ARCO or Lyondell, and shall survive delivery of and payment for the Notes.

  13. If this Agreement shall be terminated pursuant to Section 11 hereof, (a) ARCO shall not then be under any liability to any Underwriter except as provided in Section 8 and Section 10 hereof and (b) Lyondell shall not then be under any liability to any Underwriter except as provided in Section 10 hereof, but, if for any other reason, any Notes are not delivered by or on behalf of ARCO as provided herein, ARCO will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes not so delivered, but ARCO shall then be under no further liability to any Underwriter in respect of the Notes not so delivered except as provided in Section 8 and Section 10 hereof.

  14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by GSI on behalf of you as the representatives.

  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of GSI, at Peterborough Court, 133 Fleet Street, London EC4A, England, Attention: Equity Capital Markets, Telex No. 94102165, facsimile transmission no. (071) 774-1550; and if to ARCO shall be delivered or sent by mail, telex or facsimile transmission to the address of ARCO set forth in the Registration Statement,
Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to ARCO by GSI upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

  15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, ARCO, Lyondell and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of ARCO or Lyondell and each person who controls ARCO or Lyondell or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

  16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

  17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

  18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

  If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, ARCO and Lyondell. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to ARCO for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,

                                          Atlantic Richfield Company

                                          By:
                                            -------------------------------
                                            Name:
                                            Title:


                                          Lyondell Petrochemical Company

                                          By:
                                            -------------------------------
                                            Name:
                                            Title:

Accepted as of the date hereof:

Goldman Sachs International
Merrill Lynch International Limited
Salomon Brothers International Limited

By:
  -------------------------------
  (Goldman Sachs International)

On behalf of each of the Underwriters

                                   SCHEDULE I

                                                              NUMBER OF OPTIONAL
                                                                 NOTES TO BE
                                              TOTAL NUMBER OF    PURCHASED IF
                                                FIRM NOTES      MAXIMUM OPTION
                 UNDERWRITER                  TO BE PURCHASED     EXERCISED
                 -----------                  --------------- ------------------
Goldman Sachs International .................
Merrill Lynch International Limited..........
Salomon Brothers International Limited.......
                                                 ---------         -------
    Total....................................    5,000,000         750,000
                                                 =========         =======

                                    ANNEX I

  Pursuant to Section 9(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

  (i) They are independent certified public accountants with respect to the Company* and its Subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

  (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

  (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements which were included in the Prospectus;

  (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its Subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

      (A) the unaudited interim consolidated statements of income and cash flows and consolidated balance sheets included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder, or any material modifications should be made to such financial statements for them to be in conformity with generally accepted accounting principles;

      (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited interim consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

      (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

- --------
 * The "Company" shall mean ARCO or Lyondell, as applicable.

      (D) any unaudited pro forma condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

      (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the common stock or any increase in the consolidated long-term debt of the Company and its subsidiaries or changes in other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes which the Prospectus discloses have occurred or may occur or which are described in such letter; and

      (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause
    (E) there were any decreases in consolidated sales and other operating revenues (including excise taxes) or in the total or per share amounts of income before cumulative effect of changes in accounting principle or of net income or changes in other items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

    (v) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated in Items 1, 2, 6 and 7 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation or, in certain cases, with schedules prepared by the Company.

                                      A-2